Ex99-30

FILED
In the Office of the
Secretary of State of Texas
JUL 21 1999
Corporations Section

                                           ARTICLES OF ORGANIZATION
                                                      OF
                                         TORO ENERGY OF MISSOURI, LLC

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as the organizer of a limited liability company (the ’Company“) under the Texas Limited Liability Company Act (the ’Act“), do
hereby adopt the following Articles of Organization for the Company

                                                   ARTICLE I

         The name of the Company is Toro Energy of Missouri, LLC.

                                                  ARTICLE II

         The period of duration of the Company is perpetual from the date of filing of these Articles of
Organization with the Secretary of the State of Texas, unless earlier dissolved in accordance with either the
Act or the provisions of the Regulations of the Company.

                                                  ARTICLE III

         The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

                                                  ARTICLE IV

         The address of the principal place of business of the Company in the State of Texas, 4925 Greenville
Avenue, Suite 10, Dallas, Texas 75206.

                                                   ARTICLE V

         The name and address of the initial registered agent of the Company in the State of Texas is Paul
Kaden, 4925 Greenville Avenue, Suite 1022, Dallas, Texas  75206.

                                                  ARTICLE VI

         The Company is to be managed by a manager or managers.  The initial number of managers of the
Company is three (3).  The name and address of the persons who are to serve as the managers of the Company until the first annual meeting of members of the Company or until such person(s) successors are elected and qualified are as follows:

         Name                       Address
         Taylor Clark               4925 Greenville Avenue
                                    Suite 1022
                                    Dallas, Texas  75206

         Paul Kaden                 4925 Greenville Avenue
                                    Suite 1022
                                    Dallas, Texas  75206

         Clay Gordon                4925 Greenville Avenue
                                    Suite 1022
                                    Dallas, Texas  75206

                                                  ARTICLE VII

         The name and address of the organizer of the Company are as follows:  Paul Kaden, 492 Greenville
Avenue Suite 1022, Dallas, Texas  75206

                                                 ARTICLE VIII

         No person who is a manager of the Company shall be liable to the Company or its members for monetary damages for the act or omission of that person in his or her capacity as a manager, except for liability of that person for (i) a breach by that person of a duty of loyalty of a manager to the Company or its members
(ii) an act or omission not in good faith that constitutes a breach of duty of a manager to the Company,
(iii) an act or omission by that person that involves intentional misconduct, or a knowing violation of the law, (iv) a transaction from which that person receives an improper benefit, whether or not the benefit results from an action taken within the scope of the position of that person as a manager, or (v) an act or omission for which the liability of that person is expressly provided for by an applicable statute.  If the
Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize action further eliminating or limiting the liability of managers, then the liability of a manager of the Company shall be eliminated or limited to the fullest extent permitted by the
Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law as so amended.

         Any repeal or modification of the foregoing paragraph by the members shall not adversely affect any right or protection of a person who is a manager that exists at the time of that repeal or modification.

                                  Remainder of Page Intentionally Left Blank.
                                          Signature Page(s) to Follow

Articles of Organization
TORO ENERGY OF MISSOURI LLC
d-670353-1

         IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of July, 1999

                                                     /s/ Paul Kaden
                                                     PAUL KADEN,
                                                     Organizer